UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2014

Lakeland Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Koehler Avenue, Suite 7, Ronkonkoma, New York 11779-7410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:      (631) 981-9700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 18, 2014, Lakeland Brazil SA, a wholly-owned subsidiary of Lakeland Industries, Inc., entered into an agreement with its existing lender, Banco Mercantil do Brasil SA, to repay in full two outstanding loans with an aggregate amount of principal and interest due of $R1,048,452 (approximately USD $391,000) for a cash payment of $R600,000 (approximately USD $224,000), or a discount of 42% on the combined debt.  The outstanding loans being repaid are summarized below:

Contract #02010570858

•	Type: Overdraft
•	Maturity: August 2014
•	Original value contract: R$ 350.000,00
•	Balance due: R$ 538.499,00 (approximately USD $200,000)
•	Discount granted: R$ 230.331,14 (approximately USD $85,000)

Contract #12348346613

•	Type: Working Capital
•	Maturity: January 2016
•	Original value contract: R$ 508.269,57 in December 2013
•	Balance due: R$ 509.953,61 (approximately USD $190,000)
•	Discount granted: R$ 218.121,47 (approximately USD $81,000)
•	Total assumed debt for the two outstanding debt: R$ 1.048.452,61 (approximately USD $391,000)

Cash repayment: R$ 600.000,00 (approximately USD $224,000)

The foregoing description of the loan repayment agreement does not purport to be complete and is qualified in its entirety by reference to the loan repayment agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Loan Repayment Agreement, dated on December 18, 2014, between Lakeland Brasil SA and Banco Mercantil do Brasil SA in Brazil.
10.2	Summary of Exhibit 10.1 in English.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

Date: December 19, 2014	/s/ Gary Pokrassa
Gary Pokrassa CFO

EXHIBIT INDEX

Exhibit Number	Description

10.1	Loan Repayment Agreement, dated on December 18, 2014 between Lakeland Brasil SA and Banco Mercantil do Brasil SA in Brazil.

10.2	Summary of Exhibit 10.1 in English